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                                                           Exhibit 10.10


                        CHICAGO TITLE AND TRUST COMPANY
              171 NORTH CLARK STREET, CHICAGO, ILLINOIS 60601-3294


December 3, 1997



Mr. Peter G. Leemputte
175 Norwich Court
Lake Bluff, IL 60044


Dear Pete:

I am pleased to confirm our offer of employment and to have you join Chicago Title and Trust Company as Executive Vice President and Chief Administrative Officer. In this capacity, you will report directly to me and will be responsible for the following units:

        o  Audit
        o  Controller's
        o  Treasury
        o  Investment
        o  Risk Management
        o  Financial Planning
        o  Real Estate
        o  Administrative Services

You will be a member of our Senior Management Policy Committee, and I will also expect you to provide support and leadership to our initiatives to build a "balanced scorecard" performance management system and to design supportive and complementary incentive systems. I will also expect you to work with our field and business unit managers and to provide me with recommendations to rationalize field support activities and improve the flow of consistent, reliable information.

Most importantly, we want you to contribute to the continued evolution of our strategic thinking and corporate plans and initiatives. As you build depth of experience with the industry and with the company, it will be our hope that you can find ways to broaden your involvement with and contribution to the operating business units of the company.

Compensation
Our assumption is that you will commence employment on January 15, 1998. Your compensation will consist of:

        o  Base Salary and Minimum Bonus
        o  Short and Long Term Incentives
        o  Sign-On Incentives
        o  Executive Benefit Programs


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                                                                December 3, 1997


Page 2

Mr. Peter G. Leemputte
175 Norwich Court
Lake Bluff, IL 60044



The specifics are as follows:

      1) Base Salary - Your base salary will be $225,000 for 1998 and no less than $240,000 for 1999. Your minimum short-term bonus for 1998 will be $50,000 and $25,000 for 1999.

      2) Annual Incentive - You will participate in the company's short-term executive incentive program on a basis comparable to other senior officers. Your incentive opportunity will be established at 75 percent of base salary with the weighting split between corporate financial results and personal objectives to be set by the CEO. We estimate that corporate financial results will normally comprise at least 50 percent of your incentive opportunity.

      3) Long-Term Incentive - You will participate in current and future long-term incentive plans at a level appropriate to your status as a senior corporate executive. Specifically, you will be awarded 250 units (representing a one-quarter pro-ration of 1,000 units) for the existing LTIP covering 1995, 1996, 1997, 1998, and 750 units for the existing LTIP covering 1997, 1998, 1999, 2000.

      4) Signing Incentive - As consideration for foregone bonuses and incentives and contingent upon your joining us on or before January 15, 1998, you will receive a cash bonus in January 1998 of $250,000.

      5) Executive Salary Continuation Plan - You will participate in our Executive Salary Continuation Plan on its standard terms.

      6) Severence - You will serve as an officer of the company "at will."
         In the event of your termination, other than for material cause, before December 31, 1999, you will receive a severance allowance of 18 months' base salary and target cash bonus ("target" compensation), reduced by one-half month's target compensation, for each month served. This provision will expire on December 31, 1999.

      7) All Other Benefits - You will participate in our existing benefit and retirement income programs.





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                                                                December 3, 1997

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Mr. Peter G. Leemputte
175 Norwich Court
Lake Bluff, IL 60044



I look forward to working with you in the years ahead and to the very substantial contribution I know you will make to our success.

Sincerely,


/s/ John Rau


JR/eh

                                             Acknowledged and Accepted:

                                                   /s/ Peter G. Leemputte
                                             By:   ----------------------------
                                                   Peter G. Leemputte

                                                   December 8, 1997
                                             Date: ----------------------------